EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated July 25, 2025, with respect to the combined financial statements of Liberty Live Holdings, Inc., incorporated herein by reference.

/s/ KPMG LLP

Denver, Colorado
December 17, 2025